UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_____________________________

Date of Report (Date of earliest event reported): March 30, 2007

WESTERN GOLDFIELDS, INC.
(Exact name of Registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation)

0-50894 (Commission File Number)	38-3661016 (I.R.S. Employer Identification Number)
_____________________________

2 Bloor Street West, Suite 2102, P.O. Box 110
Toronto, Ontario, Canada
(416) 324-6000
(Address of principal executive offices and telephone number, including area code)

n/a
(Former name or former Address, if changed since last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2007, Western Goldfields, Inc. (the “Company”), through its wholly-owned subsidiary, Western Mesquite Mines, Inc. (the “Borrower”), entered into a credit agreement (the “Agreement”) relating to a US$105,000,000 term loan facility (the “Facility”) with Investec Bank (UK) Limited, as Arranger, Agent and Security Trustee (the “Agent”), and the financial institutions party thereto, described below under Item 2.03.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Under the Facility, the Company will be able to borrow up to US$105 million in connection with its development of the Mesquite Mine. The Facility comprises multiple-draw loans maturing December 31, 2014, of which US$85 million will be available to be drawn as required for the development of the Mesquite Mine, and US$20 million will be available for up to 12 months after completion for other corporate purposes. Achieving completion will require the satisfaction of financial and technical criteria and is expected to occur in the second half of 2008. Until completion, the Facility will be guaranteed by the Company. The Facility is secured by a pledge of all of the shares of the Borrower and all of the Borrower’s assets. Repayment of the Facility will be on a semi-annual basis, commencing approximately six months from completion with mandatory prepayments being made from excess cash flow. Interest on each advance will be charged at U.S. LIBOR plus 2.20 percent pre-completion and 1.75 percent post-completion. The company believes that the representations, warranties, covenants, and events of default under the Facility are usual and customary for project debt financing facilities of this type.

The availability of the funds is subject to certain conditions, including the Borrower entering into an acceptable gold hedging program for approximately 450,000 ounces with certain lenders under the Facility, the resolution of certain ancillary agreements and the delivery of usual and customary closing documents, opinions and certificates.

Under the terms of the Facility, an event of default may be triggered by events such as a failure to make principal or interest payments, a default under other indebtedness of the Company and certain events of bankruptcy. If an event of default has occurred and is continuing, then lenders under the Facility representing two thirds of the loans or commitments under the Facility may, through the Agent, declare the entire amount of the Facility to be payable immediately, in the manner and subject to the conditions provided in the Agreement.

Item 7.01. Regulation FD Disclosure.

On April 2, 2007, the Company issued a press release attached hereto as Exhibit 99.1, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1 contains the Press Release of the Company issued on April 2, 2007 referred to in Item 7.01.

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Western Goldfields Inc. issued on April 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007

WESTERN GOLDFIELDS, INC.

By:	/s/ Brian Penny
Name: Brian Penny
Title: Chief Financial Officer